Exhibit 10.29
Execution Copy

COLLATERAL SHARING AGREEMENT, dated as of November 20, 2002, among CONSTAR INTERNATIONAL INC., a Delaware corporation (the “Borrower”), the Subsidiaries of the Borrower referred to in Section 5.13 hereof (collectively with the Borrower, the “Grantors”) and CITICORP NORTH AMERICA, INC., as collateral agent (in such capacity and together with its successors in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, in order to induce the Lenders parties thereto to enter into that certain credit agreement, dated as of November 20, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, Citicorp North America, Inc., as administrative agent (in such capacity and together with any successors in such capacity, the “Administrative Agent”) for the Lenders (as defined herein), JP Morgan Chase Bank, as documentation agent (in such capacity and together with any successor in such capacity, the “Documentation Agent”), SunTrust Bank, as co-documentation agent (in such capacity and together with any successors in such capacity, the “Co-Documentation Agent”), Deutsche Bank Securities Inc., as syndication agent (in such capacity, and together with any successors in such capacity, the “Syndication Agent”), Salomon Smith Barney Inc. and Deutsche Bank Securities Inc., as joint lead arrangers and joint bookrunners (in such capacities, and together with any successors in such capacities, the “Arrangers”) and the lending institutions from time to time party thereto (together with the Administrative Agent, the Documentation Agent and the Arranger in their capacity as a lender, the “Lenders”), the Borrower and certain of its Subsidiaries have entered into the Guarantee Agreement, the Pledge Agreement, the Security Agreement and the other Security Documents;

WHEREAS, the Obligations are secured by Liens on the Collateral described in the Security Documents;

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein and to induce the Administrative Agent, the Arranger and the Lenders to enter into the Credit Agreement and to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit to the Borrower thereunder, each Grantor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:

ARTICLE I

DEFINED TERMS

SECTION 1.01. Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b) The following terms shall have the respective meanings set forth below:

“Agreement” shall mean this Collateral Sharing Agreement as the same may from time to time be amended, supplemented or otherwise modified.

“Collateral” shall mean all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Collateral Account” shall have the meaning assigned in the Security Agreement.

“Collateral Agent” shall mean Citicorp USA, Inc., in its capacity as collateral agent under the Security Documents and this Agreement and any successor collateral agent appointed hereunder.

“Collateral Agent Fees” shall mean all fees, costs and expenses of the Collateral Agent of the types described in Sections 4.02, 4.03, 4.04 and 4.05.

“Collateral Estate” shall have the meaning assigned in Section 2.01(c).

“Distribution Date” shall mean each date fixed by the Collateral Agent in its sole discretion for a distribution to the Secured Parties of funds held in the Collateral Account.

“Exchange Rate” shall mean, at any date of determination thereof with respect to any currency, the spot rate of exchange for the conversion of such currency into dollars determined by reference to such rate publishing service as is customarily utilized by the Collateral Agent for such purpose; provided that, to the extent that “Exchange Rate” is used herein to refer to an actual exchange by the Collateral Agent of one currency for another, “Exchange Rate” shall be deemed to refer to the rate at which such exchange actually occurs so long as such exchange is effected under customary market conditions. Any such determination of the Exchange Rate shall be conclusive absent manifest error.

“Obligations” shall have the meaning assigned in the respective Security Documents.

“Pledgor” shall have the meaning set forth in the Pledge Agreement and shall refer to the corresponding entities in the other Pledge Agreements.

“Proceeds” shall mean, collectively, all “proceeds,” as such term is defined in the UCC, and in any event shall include, without limitation, any consideration received from the sale, exchange, license, lease or other disposition of ownership or control of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of the Collateral Agent, (b) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, present or future breach of any License and (iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Secured Parties” shall mean, collectively, the Collateral Agent, the Administrative Agent, the Syndication Agent, the Arrangers, the Documentation Agent, the Co-Documentation Agent, the Lenders, the Hedging Exchangers (as defined in the Security Agreement) and the Cash Management Exchangers (as defined in the Security Agreement).

“UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided, that if by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions relating to such provisions.

ARTICLE II

AUTHORITY OF COLLATERAL AGENT

SECTION 2.01. General Authority of the Collateral Agent over the Collateral. (a) Each Grantor hereby appoints the Collateral Agent as its true and lawful attorney-in-fact for the purpose of taking any action and executing any and all documents and instruments that the Collateral Agent may deem necessary or desirable to carry out the terms of this Agreement and the Security Documents and accomplish the purposes hereof and thereof and, without limiting the generality of the foregoing, each Grantor hereby acknowledges that the Collateral Agent shall have all powers and remedies set forth in the Security Documents. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Grantor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof in accordance with the terms of this Agreement and the other Loan Documents.

(b) By acceptance of the benefits of this Agreement and the Security Documents, each Secured Party shall be deemed irrevocably (i) to consent to the appointment of the Collateral Agent as its agent hereunder and under the Security Documents, (ii) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for enforcement of any provisions of this Agreement and the Security Documents against any Grantor or the exercise of remedies hereunder or thereunder, (iii) to agree that such Secured Party shall not take any action to enforce any provisions of this Agreement or any Security Document against any Grantor or to exercise any remedy hereunder or thereunder and (iv) to agree to be bound by the terms of this Agreement and the Security Documents.

(c) The Collateral Agent hereby agrees that it holds and will hold all of its right, title and interest in, to and under the Security Documents and the Collateral granted to the Collateral Agent thereunder whether now existing or hereafter arising (all such right, title and interest being hereinafter referred to as the “Collateral Estate”) under and subject to the conditions set forth in this Agreement; and the Collateral Agent further agrees that it will hold such Collateral Estate for the benefit of the Secured Parties, for the enforcement of the payment of all Obligations (subject to the limitations and priorities set forth herein and in the respective Security Documents) and as security for the performance of and compliance with the covenants and conditions of this Agreement and each of the Security Documents.

SECTION 2.02. Right to Initiate Judicial Proceedings. The Collateral Agent (a) shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Agreement and each Security Document and (b) may, either after entry, or without entry, proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Collateral and to sell all or, from time to time, any of the Collateral under the judgment or decree of a court of competent jurisdiction.

SECTION 2.03. Right to Appoint a Receiver. Upon the filing of a bill in equity or other commencement of judicial proceedings to enforce the rights of the Collateral Agent under this Agreement or any Security Document, the Collateral Agent shall, to the extent permitted by law, with notice to the Borrower but without notice to any other Grantor or any party claiming through the Grantors, without regard to the solvency or insolvency at the time of any Person then liable for the payment of any of the Obligations, without regard to the then value of the Collateral Estate, and without requiring any bond from any complainant in such proceedings, be entitled as a matter of right to the appointment of a receiver or receivers of the Collateral Estate, or any part thereof, and of the rents, issues, tolls, profits, royalties, revenues and other income thereof, pending such proceedings, with such powers as the court making such appointment shall confer, and to the entry of an order directing that the rents, issues, tolls, profits, royalties, revenues and other income of the property constituting the whole or any part of the Collateral Estate be segregated, sequestered and impounded for the benefit of the Collateral Agent and the Secured Parties, and each Grantor irrevocably consents to the appointments of such receiver or receivers and to the entry of such order; provided that, notwithstanding the appointment of any receiver, the Collateral Agent shall be entitled to retain possession and control of all cash and Permitted Investments held by or deposited with it pursuant to this Agreement or any Security Document.

SECTION 2.04. Exercise of Powers. All of the powers, remedies and rights of the Collateral Agent as set forth in this Agreement may be exercised by the Collateral Agent in respect of any Security Document as though set forth in full therein and all of the powers, remedies and rights of the Collateral Agent as set forth in any Security Document may be exercised from time to time as herein and therein provided.

SECTION 2.05. Remedies Not Exclusive. (a) No remedy conferred upon or reserved to the Collateral Agent herein or in the Security Documents is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or in any Security Document or now or hereafter existing at law or in equity or by statute.

(b) No delay or omission by the Collateral Agent to exercise any right, remedy or power hereunder or under any Security Document shall impair any such right, remedy or power or shall be construed to be a waiver thereof, and every right, power and remedy given by this Agreement or any Security Document to the Collateral Agent may be exercised from time to time and as often as may be deemed expedient by the Collateral Agent.

(c) If the Collateral Agent shall have proceeded to enforce any right, remedy or power under this Agreement or any Security Document and the proceeding for the en-

forcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then the Grantors, the Collateral Agent and the other Secured Parties shall, subject to any determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder or thereunder with respect to the Collateral Estate and in all other respects, and thereafter all rights, remedies and powers of the Collateral Agent shall continue as though no such proceeding had been taken.

(d) All rights of action and of asserting claims upon or under this Agreement and the Security Documents may be enforced by the Collateral Agent without the possession of any instrument evidencing any Obligation or the production thereof at any trial or other proceeding relative thereto, and any suit or proceeding instituted by the Collateral Agent shall be, brought in its name as Collateral Agent and any recovery of judgment shall be held as part of the Collateral Estate.

SECTION 2.06. Waiver andEstoppel. (a) Each Grantor agrees, to the extent it may lawfully do so, that it will not at any time in any manner whatsoever claim, or take the benefit or advantage of, any appraisement, valuation, stay, extension, moratorium, turnover or redemption law, or any law permitting it to direct the order in which the Collateral shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Agreement or any Security Document and hereby waives all benefit or advantage of all such laws and covenants that it will not hinder, delay or impede the execution of any power granted to the Collateral Agent in this Agreement or any Security Document but will suffer and permit the execution of every such power as though no such law were in force; provided that nothing contained in this Section 2.06(a) shall be construed as a waiver of any rights of the Grantors under any applicable federal bankruptcy law or state insolvency law.

(b) Each Grantor, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, including without limitation any and all subsequent creditors, vendees, assignees and licensors, waives and releases all rights to demand or to have any marshaling of the Collateral upon any sale, whether made under any power of sale granted herein or in any Security Document or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement or any Security Document and consents and agrees that all the Collateral may at any such sale be offered and sold as an entirety.

(c) Each Grantor waives, to the extent permitted by applicable law, presentment, demand, protest and any notice of any kind (except notices explicitly required hereunder or under any Security Document) in connection with this Agreement and the Security Documents and any action taken by the Collateral Agent with respect to the Collateral.

SECTION 2.07. Limitation on Collateral Agent’s Duty in Respect of Collateral. Beyond its duties as to the custody thereof expressly provided herein or in any Security

Document and to account to the Secured Parties and the Grantors for moneys and other property received by it hereunder or under any Security Document, the Collateral Agent shall not have any duty to the Grantors or to the Secured Parties as to any Collateral in its possession or control or in the possession or control of any of its agents or nominees, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

SECTION 2.08. Limitation by Law. All rights, remedies and powers provided in this Agreement or any Security Document may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions hereof are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part or not entitled to be recorded, registered or filed under the provisions of any applicable law.

SECTION 2.09. Rights of Secured Parties in Respect of Obligations. Notwithstanding any other provision of this Agreement or any Security Document, the right of each Secured Party to receive payment of the Obligations held by such Secured Party when due (whether at the stated maturity thereof, by acceleration or otherwise), as expressed in the instruments evidencing or agreements governing such Obligations or to institute suit for the enforcement of such payment on or after such due date (to the extent suit can be brought without impairing the validity of the Collateral Agent’s lien), shall not be impaired or affected without the consent of such Secured Party given in the manner prescribed by the instruments evidencing or agreements governing such Obligations.

ARTICLE III

DISTRIBUTIONS

SECTION 3.01. Application of Proceeds. (a) The Collateral Agent shall have the right at any time to apply the Proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies, together with any other moneys then held by the Collateral Agent in the Collateral Account pursuant to this Agreement, the Security Agreement or any other Security Document, to the payment of due and unpaid Collateral Agent Fees.

(b) All remaining Proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies, together with any other moneys then held by the Collateral Agent in the Collateral Account pursuant to this Agreement, the Secu-

rity Agreement or any other Security Document, with respect to the Collateral shall, to the extent available for distribution (it being understood that the Collateral Agent may liquidate investments prior to maturity in order to make a distribution pursuant to this Section 3.01), be distributed (subject to the provisions of Section 3.02) by the Collateral Agent on each Distribution Date in the following order of priority:

First: (i) to the Collateral Agent for any unpaid Collateral Agent Fees and then (ii) to any other Secured Party which has theretofore advanced or paid any Collateral Agent Fees constituting administrative expenses allowable under Section 503(b) of the Bankruptcy Code, an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been reimbursed prior to such Distribution Date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the amounts of such Collateral Agent Fees advanced by the respective Secured Parties and remaining unpaid on such Distribution Date;

Second: without duplication of the amounts applied pursuant to clause First above, to any Secured Party which has theretofore advanced or paid any Collateral Agent Fees other than such administrative expenses, an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been reimbursed prior to such Distribution Date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the amounts of such Collateral Agent Fees advanced by the respective Secured Parties and remaining unpaid on such Distribution Date;

Third: without duplication of the amounts applied pursuant to clauses First and Second above, to the Secured Parties that are Lenders, in an amount equal to all Obligations (other than the Obligations in respect of the Hedging Agreements and Cash Management Agreements), whether or not then due and payable, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the unpaid amounts thereof on such Distribution Date;

Fourth: without duplication of the amounts applied pursuant to clauses First, Second and Third above, to the Secured Parties, amounts equal to all Obligations in respect of the Hedging Agreements and Cash Management Agreements then owing to them, whether or not then due and payable, and, if such moneys shall be insufficient to pay such amounts in full, then ratably to the Secured Parties in proportion to the unpaid amounts thereof on such Distribution Date; and

Fifth: without duplication of the amounts applied pursuant to clauses First, Second, Third and Fourth above, any surplus then remaining shall be paid to the Gran-

tors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

In the event that any such proceeds are insufficient to pay in full the items described in clauses First through Fourth of this subsection 3.01(b), the Grantors shall remain liable for any deficiency.

(c) The term “unpaid” as used in clause Third and Fourth of Section 3.01(b) refers:

(i) in the absence of a bankruptcy proceeding with respect to the relevant Grantor(s), to all amounts of the relevant Obligations outstanding as of a Distribution Date, and

(ii) during the pendency of a bankruptcy proceeding with respect to the relevant Grantor(s), to all amounts allowed by the bankruptcy court in respect of the relevant Obligations as a basis for distribution (including estimated amounts, if any, allowed in respect of contingent claims), to the extent that prior distributions have not been made in respect thereof.

SECTION 3.02. Collateral Agent’s Calculations. In making the determinations and allocations required by Section 3.01, the Collateral Agent may conclusively rely upon information supplied by the Administrative Agent or any Secured Party as to the amounts of unpaid principal and interest and other amounts outstanding with respect to any Obligations, and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information; provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. In addition, for purposes of making the allocations required by Section 3.01 with respect to any amount that is denominated in any currency other than dollars, the Collateral Agent shall, on the applicable Distribution Date, convert such amount into an amount of dollars based upon the relevant Exchange Rate as of a recent date specified by the Collateral Agent in its reasonable discretion. All distributions made by the Collateral Agent pursuant to Section 3.01 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application by the Administrative Agent of any amounts distributed to it for distribution to any Lenders.

ARTICLE IV

AGREEMENTS WITH COLLATERAL AGENT

SECTION 4.01. Information as to Administrative Agent and Other Secured Parties. The Borrower shall deliver to the Collateral Agent, on the date hereof, a list setting forth the aggregate unpaid principal amount of Obligations outstanding as of the date hereof.

SECTION 4.02. Compensation and Expenses. Each Grantor agrees to pay to the Collateral Agent, from time to time upon demand, (a) reasonable compensation (which shall not be limited by any provision of law in regard to compensation of fiduciaries) for its services hereunder and under the Security Documents and for administering the Collateral Estate and (b) all of the reasonable out-of-pocket costs and expenses of the Collateral Agent (including, without limitation, the reasonable fees and disbursements of its counsel, advisors and agents) (i) arising in connection with the preparation, execution, delivery, modification, and termination of this Agreement and each Security Document or the enforcement of any of the provisions hereof or thereof, (ii) incurred or required to be advanced in connection with the administration of the Collateral Estate, the sale or other disposition of Collateral pursuant to any Security Document and the preservation, protection or defense of the Collateral Agent’s rights under this Agreement and the Security Documents and in and to the Collateral and the Collateral Estate or (iii) incurred by the Collateral Agent in connection with the removal of the Collateral Agent pursuant to Section 5.06(a). Such fees, costs and expenses are intended to constitute expenses of administration under any bankruptcy law relating to creditors rights generally. The obligations of each Grantor under this Section 4.02 shall survive the termination of the other provisions of this Agreement and the resignation or removal of the Collateral Agent hereunder.

SECTION 4.03. Stamp and Other Similar Taxes. Each Grantor agrees to indemnify and hold harmless the Collateral Agent, the Administrative Agent and each other Secured Party from any present or future claim for liability for any stamp or any other similar tax, and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Agreement, any Security Document, the Collateral Estate or any Collateral. The obligations of each Grantor under this Section 4.03 shall survive the termination of the other provisions of this Agreement and the resignation or removal of the Collateral Agent hereunder.

SECTION 4.04. Filing Fees, Excise Taxes, Etc. Each Grantor agrees to pay or to reimburse the Collateral Agent for any and all payments made by the Collateral Agent in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution and delivery of this Agreement and each Security Document. The obligations of each Grantor un-

der this Section 4.04 shall survive the termination of the other provisions of this Agreement and the resignation or removal of the Collateral Agent hereunder.

SECTION 4.05. Indemnification. Each Grantor agrees to pay, indemnify, and hold the Collateral Agent and the Administrative Agent (and their respective directors, officers, agents and employees) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, the reasonable fees and expenses of counsel, advisors and agents) or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the Security Documents, unless arising from the gross negligence or willful misconduct of the indemnified party, including for taxes in any jurisdiction in which the Collateral Agent is subject to tax by reason of actions hereunder or under the Security Documents, unless such taxes are imposed on or measured by compensation paid to the Collateral Agent under Section 4.03. In any suit, proceeding or action brought by the Collateral Agent under or with respect to any contract, agreement, interest or obligation constituting part of the Collateral for any sum owing thereunder, or to enforce any provisions thereof, the Borrower will save, indemnify and keep the Collateral Agent, the Administrative Agent and the other Secured Parties harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligor or its successors from any Grantor, and all such obligations of each Grantor shall be and remain enforceable against and only against each Grantor and shall not be enforceable against the Collateral Agent, the Administrative Agent or any other Secured Party. The agreements in this Section 4.05 shall survive the termination of the other provisions of this Agreement and the resignation or removal of the Collateral Agent hereunder.

SECTION 4.06. Collateral Agent’s Lien. Notwithstanding anything to the contrary in this Agreement, as security for the payment of Collateral Agent Fees (a) the Collateral Agent is hereby granted a lien upon and security interest in all Collateral and (b) the Collateral Agent shall have the right to use and apply any of the funds held by the Collateral Agent in the Collateral Account to cover such Collateral Agent Fees.

SECTION 4.07. Further Assurances. At any time and from time to time, upon the written request of the Administrative Agent or the Collateral Agent, and at the expense of the Borrower, each Grantor will promptly execute and deliver any and all such further instruments and documents and take such further action as is necessary or reasonably requested further to perfect, or to protect the perfection of, the liens and security interests granted under the Security Documents, including, without limitation, the filing of any financing or continuation statements under the UCC. In addition to the foregoing, at any time and from time to time, upon the written request of the Collateral Agent, and at the expense of the Borrower, each

Grantor will promptly execute and deliver any and all such further instruments and documents and take such further action as the Collateral Agent determines is necessary or reasonably requested to obtain the full benefits of this Agreement and the Security Documents and of the rights and powers herein and therein granted, including, without limitation, the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the liens and security interests granted by the Security Documents. Each Grantor also hereby authorizes the Collateral Agent to sign and file any such financing or continuation statements without the signature of such Grantor. Notwithstanding the foregoing, in no event shall the Collateral Agent have any obligation to monitor the perfection or continuation of perfection or the sufficiency or validity of any security interest in or related to the Collateral.

ARTICLE V

MISCELLANEOUS

SECTION 5.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Grantor shall be given to it as provided in the relevant Security Agreement, with a copy to the Borrower.

SECTION 5.02. Survival of Agreement. All covenants, agreements, representations and warranties made by any Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank, and the execution and delivery to the Lenders of any notes evidencing such Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.

SECTION 5.03. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 5.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 5.05. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 5.06. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.

SECTION 5.07. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.07.

SECTION 5.08. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.09. Headings. Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.10. Jurisdiction; Consent to Service of Process. (a) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Grantor or its properties in the courts of any jurisdiction.

(b) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court referred to in paragraph (c) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 5.11. Termination. (a) Upon receipt by the Collateral Agent from the Administrative Agent of (i) a written direction to cause the liens created by Section 4.06 and by the Security Documents to be released and discharged or (ii) a written notice stating that the Credit Agreement has terminated in accordance with the terms thereof, and payment in full of all Collateral Agent Fees, the security interests created by Section 4.06 and by the Security Documents shall terminate forthwith and all right, title and interest of the Collateral Agent in and to the Collateral shall revert to the Grantors, their successors and assigns.

(b) Upon the termination of the Collateral Agent’s security interest and the release of the Collateral in accordance with Section 5.11 (a), the Collateral Agent will promptly, at the Borrower’s written request and expense, (i) execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence the termination of such security interest or the release of the Collateral without recourse or warranty and (ii) deliver or cause to be delivered to the Grantors all property of the Grantors then held by the Collateral Agent or any agent thereof.

(c) This Agreement shall terminate when the security interest granted under the Security Documents has terminated and the Collateral has been released; provided that the provisions of Sections 4.02, 4.03, 4.04 and 4.05 shall not be affected by any such termination.

(d) The Collateral Agent will, at any time, upon the written instruction of the Administrative Agent, at the sole expense of the relevant Grantor, execute and deliver to the relevant Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created by the Security Documents on the Collateral without recourse or warranty specified by the Administrative Agent in such instruction. The Administrative Agent may give such instructions at any time, whether or not at any such time any or all of the Obligations are still outstanding.

SECTION 5.12. Inspection by Regulatory Agencies. The Collateral Agent shall make available, and shall cause each custodian and agent acting on its behalf in connection with this Agreement to make available, all Collateral in such Person’s possession at all reasonable times for inspection by any regulatory agency having jurisdiction over a Grantor to the extent required by such regulatory agency in its discretion.

SECTION 5.13. Agreement to be Bound. Pursuant to Section 8 of the Pledge Agreement, Section 7.06 of the Security Agreement and the corresponding provisions of the other Pledge Agreements and Security Agreements, each Subsidiary of the Borrower party to any of such Agreements has agreed to be bound by the terms of this Agreement and, without limiting the generality of the foregoing, has expressly agreed that all obligations and liabilities of a Grantor hereunder apply to such party with the same force and effect as if such party were a signatory hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

CONSTAR INTERNATIONAL INC.,

By:	/s/ JAMES C. COOK
Name: James C. Cook Title: Executive Vice President, Chief Financial Officer and Secretary

CITICORP NORTH AMERICA, INC., as Collateral Agent

By:	/s/ MYLES KASSIN
Name: Myles Kassin Title: Vice President